UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2013

ROYALE GROUP HOLDING, INC.

(Previously, MY GROUP, INC.)

(Exact Name of Registrant as Specified in Its Charter)

NEVADA	20-5913810
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

68, Soi Suphaphong 3

Yak 8, Sirinakarn 40 Road

Nonghob, Praver, 10250 Bangkok, Thailand

(Address of Principal Executive Offices and Issuer’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On September 19, 2013, Royale Group Holding, Inc (“Company”) issued 5,000,000 shares of common stock of the Company to Kok Cheang Lim, the CEO and Director of the Company, for the price of $0.07 per share. The sale of the 5,000,000 shares is pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2013	Royale Group Holding, Inc.

/s/ Kok Cheang Lim
Kok Cheang Lim
CEO, Director